                                                          Fagan Communication

         DENVER, Colo. - November 29, 2001 - The Quizno's Corporation (Nasdaq:  QUIZ) reported today that the following letters have been exchanged between Fagan Capital, Inc. (Fagan Capital) and the Company's Special Committee of the Board of Directors (Quizno's
Special Committee).

November 28, 2001 Letter from Quizno's Special Committee to Fagan Capital:

                                                           Special Committee
                                                                  of
                                                       The Quizno's Corporation
                                                             1415 Larimer
                                                        Denver, Colorado 80202

November 28, 2001

William S. Fagan
President
Fagan Capital, Inc.
5201 N. O'Connor Blvd., Suite 440
Irving, Texas  75039

Dear Mr. Fagan:

Thank you for your letter of November 27, 2001 which was received yesterday evening.  As you will recall, we have been engaged in a lengthy, detailed process attempting to determine whether FCI is prepared to make a bona fide binding offer in a form that could be accepted for the benefit of Quiznos' minority shareholders.  After many months and on the eve of our shareholder vote, and closing of our existing binding agreement, you have still failed to do so.  We are concerned that the timing of your letter is designed more to disrupt the shareholder meeting and closing than it is a sincere expression of interest in acquiring Quiznos' minority shares.  In this respect we note that your letter does not contain sufficient information to constitute a binding offer which the Special
Committee could recommend on behalf of the minority shareholders.  We have been requesting that type of detailed information at least since my letter of September 7, 2001 to you.

Nonetheless, we are prepared to pursue immediately a transaction with FCI where each of the Quiznos minority shareholders will be certain to receive $9.50 per share in cash with no put option which would require third party consent.  As you know, time is of the essence, since we have a fully committed agreement guaranteeing the minority shareholders $8.50 per share in cash scheduled to close on Friday November 30.  As expressed in our letter of October 22, 2001, and as we did with Firenze, we request that your proposal be made immediately in the form of a binding offer with definitive documentation.  We are prepared to negotiate a definitive document binding on FCI by the close of business on Thursday, November 29, 2001.

In order to protect the minority shareholders, we ask you to confirm that the $9.50 offer to the shareholders would be unconditional and that the funds necessary would be placed immediately in escrow.  We and our counsel are available immediately and continuously to complete negotiations if FCI is willing to make a binding commitment.

If you have any questions, please feel free to contact our counsel, Richard Plumridge at (303) 410-2014 or Lexi Methvin at (303)
410-2022.

Best Regards,

Mark Bromberg
Chairman

cc:      Richard R. Plumridge
         Lexi Methvin
         Holly Stein Sollod
         Andre Weiss

November 29, 2001Letter from Fagan Capital to Quizno's Special Committee:

                                  Fagan Capital, Inc. Reiterates Unconditional $9.50 per Share Offer
                                                    For Minority Shares in Quizno's

                                                          FAGAN CAPITAL, INC.
                                                   5201 N. O'CONNOR BLVD, SUITE 440
                                                          IRVING, TEXAS 75039
                                                          PHONE 972-869-4548
                                                           FAX 972-869-4066

     November 29, 2001

     The Special Committee of Quizno's Corporation
     c/o The Quizno's Corporation
     1415 Larimer Street
     Denver, Colorado 80202
     Attn:  Mark Bromberg

    Gentlemen:

    FCI appreciates your November 28, 2001 response to our proposal of November 27, 2001.  We trust that the Committee has properly reflected on our proposal and the alternatives presented.  Before addressing how to proceed with the Committee's apparent acceptance of our UNCONDITIONAL $9.50 OFFER, we would like to set the record straight in response to your inaccurate statement that we don't have a sincere interest in acquiring Quizno's minority shares.  In fact, the record will show that we've bent over backwards to try to offer Quizno's minority shareholders a substantially better deal than the offer you are supporting, and we are still interested in doing so.
    FCI made a very clear, fully financed and binding commitment to offer $10.63 per share to the Quizno's minority shareholders over two months ago.  After several weeks, you reported to us that our $10.63 offer was blocked by your mezzanine lender despite the fact that all FCI asked for was a put on the same terms that such lender was granted last year.  FCI made it clear that we would defer exercise of such put until after the lender had been paid in full, effectively subordinating our put to both the lender's loan and its put.  Frankly since our put poses no risk to the lender, we can't understand its objections to our request.
    It is especially troubling that less than one year ago and in full anticipation of a subsequent going-private proposal by the
Schadens, the Directors (including the Special Committee members) sought a lender to provide financing for such going-private proposal and then gave such lender sweeping rights to block virtually any offer made by any other party who might wish to compete with the Schadens!  This lender can not only prevent any third party (such as FCI) from obtaining the same benefits which were afforded the lender (such as the put we requested), but you have informed us that the lender can block virtually any debt or equity transaction involving Quizno's.  You have placed the Schadens in a position to take the Company private just as the cash flows really started exploding, and at a price that the overwhelming majority of non-Schaden shareholders find very objectionable.
    Further, as you know, FCI spent substantial time and money meeting your requests during the fall of 2001, trying to put together a transaction that would benefit the Quizno's minority shareholders prior to the mailing of the current proxy statement.  Those efforts to reach a mutually agreed superior offer were halted on November 5th, after my in-person meeting with Rick Schaden.  As you know, after many requests since February 2001 by me to meet with him, in late October Rick Schaden finally called to invite me to meet with him in Denver, ostensibly to see if we could reach an agreement that would be beneficial to all parties.  You, in fact, advised me that Mr. Schaden would suggest constructive alternatives at such meeting.  At the November 5th meeting, and at the request of Schaden and John Moye, I outlined in good faith some alternatives for resolving our differences and providing better alternatives to shareholders.  After my presentation of numerous approaches, I was then summarily informed by Schaden, without any negotiation or the proffer of any ideas on his part, that he would not propose or even consider any alternatives, since the Schaden offer was "too far along" and he didn't want to disrupt the transaction that he currently had on the table.  Later that day, I learned that Quizno's had actually been filing their final proxy with the SEC while our meeting was taking place!  Quizno's participation in the meeting was disingenuous.
    Notwithstanding these matters, we are delighted that you are willing to pursue immediately a definitive transaction at $9.50 per share with no put.  Given certain mischaracterizations of our offer, we wish to emphasize that OUR $9.50 OFFER IS NOT A CONDITIONAL
OFFER, and it appears that you agree that neither the special committee nor the mezzanine lender has any basis to reject such offer and must accept it as superior to the similarly unconditional but inferior Schaden $8.50 offer.
    In light of the events to date, it is understandable that we are leery of wasting more time and money on wild goose chases.
Therefore, please advise us promptly as to which structure the Committee would like to pursue (tender offer by FCI, or amended merger agreement by Quizno's along with a stock purchase agreement between FCI and Quizno's).  Please promptly furnish us with a draft agreement with standard provisions incorporating such structure.  To ensure that this effort is not merely another useless exercise, we also require written confirmation that the Board of Quizno's (not just the Special Committee) supports the $9.50 offer.  As you have previously advised us, the Special Committee lacks the authority to bind Quizno's to approve an FCI proposal without Schaden approval.  Therefore, it is critical to know where the Schadens stand now.
    Again, we wish to reiterate that in addition to our UNCONDITIONAL
$9.50 OFFER, we are still interested in offering much more than $9.50 per share if the Schadens and your mezzanine lender would consent to giving us standard minority shareholder protections including a put.  Further, we would be keenly interested in purchasing the entire Company for at least $15 per share, although since no one knows better than the Schadens that the Company is probably worth at least twice that much, we would be shocked (and delighted!) if they would seriously enter into negotiations to sell us the
Company at such price.
    Finally, as you have already acknowledged in writing, FCI has proven its financial wherewithal to complete a purchase of all minority shares.  To underscore that capability, I am willing to personally guarantee the availability of such financing.  It is disingenuous that your November 28 letter adds a brand new condition to any prospective negotiations -- that you want an escrow account to be funded to ensure that FCI can complete the purchase of such shares.  An escrow was never raised by you in the past and it is neither necessary nor acceptable at this late date.
    We look forward to completing a transaction promptly with you, as we view Quizno's as an incredible cash-flow machine, and as we've said many times, we think Rick and Dick Schaden and their team are among the most brilliant business people in the United
States and have executed superbly thus far.  We are honored to be their partners, and hope to continue to be their partners for a very long time.  We certainly understand why the Schadens want to take the Company private at these prices; we share their views about the great future of the company and hope to move forward on friendly terms.  Thank you.

                                                   Very truly yours,

                                                   FAGAN CAPITAL, INC.

                                                   By: _____________________

                                                   William S. Fagan, President

        cc:   Andre Weiss         (fax)  212-593-5955
              John Moye           (fax)  303-292-4510
              Richard Plumridge   (fax)  303-410-2199
              Lexi Methvin        (fax)  303-410-2199

November 29, 2001Letter from Quizno's Special Committee to Fagan Capital:

                                                           Special Committee
                                                           -----------------
                                                                  Of
                                                       The Quizno's Corporation

November 29, 2001

William S. Fagan
President
Fagan Capital, Inc.
5201 N. O'Connor Blvd., Suite 440
---------------------------------
Irving, Texas 75039

Dear Bill,

We have received midday your response to our November 28, 2001 letter.

It is our goal to provide the greatest benefit possible to our minority shareholders.  We would like to believe that your primary goal is to complete a transaction that would benefit the minority shareholders rather than to disrupt the existing agreement.  After careful review of your letter we continue to believe that you have not been responsive to our requests, including our request that you provide us with definitive documentation for execution.  In addition, we believe that you have inaccurately portrayed the actions of the Special Committee.  You should assume we disagree with the factual assertions in your letter.  Nevertheless, in the interest of maximizing value to our minority shareholders we are willing to try once again to clearly state what is required in order for us to effectively complete a transaction with you.

Our letter of November 29, 2001 clearly states that in order for us to pursue your proposal you needed to provide us with definitive, executable documentation.  To date you have failed to provide us with any documentation which if signed by Quizno's would be binding
                                                                      ---
on FCI and provide value to the minority shareholders.  We do not wish to have any further miscommunication with you on this point.
In order for you to demonstrate you are serious in your proposal, we require that you provide us with definitive documents executed by you no later than midnight (Mountain time) tonight.  Unless you comply with this request, which we made numerous times including in our October 23, 2001 and November 28, 2001 letters, we cannot and will not deprive the minority shareholders of their right to receive $8.50 a share.

It is not the Special Committee's obligation to draft a definitive agreement for you and we will not do so.  I am sure you have at your disposal competent attorneys who can advise you and guide you through this process.  We remind you once again that the agreement with Firenze, which the Special Committee has approved, is publicly available.

Give the last minute nature of your proposal (the time of which is extraordinary), our letter of November 28, 2001 informed you of our requirement that you put sufficient funds into escrow in order to fund the transaction.  Your letter today indicates your unwillingness to do this.  We will not continue discussions with you at this late date unless this requirement is met.  In the alternative, we will accept a joint and several personal guaranty of the performance of FCI's obligations from you and your wife to secure the funding obligation.

If you have any questions, please feel free to contact our counsel, Richard Plumridge at (303) 410-2014 or Lexi Methvin at (303)
881-6854.

Best regards,

Mark Bromberg
Chairman

Richard R. Plumridge
         Lexi Methvin
         Andre Weiss

For more information, contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, 720-359-3300